Exhibit 6.11

BRAND ADVISORY AGREEMENT

This Brand Advisory Agreement (this “Agreement”) is made as of the latter date set forth on the signature page hereto (the “Effective Date”), by and between Agentiq Sports 1 Series Carlos Virahonda (the “Company”), a designated series of Agentiq Sports 1 Series LLC, a Delaware series limited liability company (the “Master LLC”), and Carlos Virahonda (the “Client”). The Company and the Client are referred to herein individually as a “Party” and together as the “Parties.”

WHEREAS, the Master LLC, acting through the Company and Agentiq Sports, Inc. (the “Manager”), is engaged in the business of providing strategic brand enhancement and promotional advisory services, together with upfront capital, to a single athlete or public personality, in each case in exchange for a contractual right to receive a fixed percentage of such person’s future on-field revenue;

WHEREAS, the Client is a professional baseball player engaged in the Principal Business (as defined below) who desires to enhance and develop the Client’s personal brand and commercial opportunities and to receive the upfront capital and Advisory Services (as defined below) offered by the Company;

WHEREAS, in consideration of the Client’s assignment to the Company of the contractual right to receive an amount equal to the Brand Percentage (as defined below) of the Client’s Brand Income (as defined below) during the Term, the Company has agreed to provide the Advisory Services to the Client and to pay to the Client cash payments aggregating $235,000 (the “Initial Advisory Payment”), in each case on the terms and subject to the conditions set forth herein;

WHEREAS, the Initial Advisory Payment shall be funded as follows: (i) an initial installment of $50,000 shall be paid by the Company to the Client within thirty (30) days following the Effective Date, and (ii) the remaining $185,000 shall be paid to the Client on or before January 8, 2027 (the “Final Payment Date”), in each case in accordance with Section 4.1;

WHEREAS, the Company is a designated series of the Master LLC and operates as a separate legal entity, and Agentiq Sports, Inc. (the “Manager”), the sole manager of the Master LLC and of each series thereof (including the Company), has been duly authorized to act on behalf of the Company in entering into and administering this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth below. Other terms may be defined contextually elsewhere in the Agreement.

“Account Control Agreement” means the participation account control agreement among the Client, the Company or Manager, and the Designated Bank that acknowledges the security interest arising on the Commencement Date and provides for springing exclusive control on the terms set forth in Section 4.3(c), in form and substance reasonably acceptable to the Company and the Client.

“Active Participation” (and the correlative terms “actively engaging in the Principal Business” and “actively engage in the Principal Business”) means holding an active roster position, injured-list or disabled-list designation, reserve-list status, or a comparable active contractual status with a club or team in any league constituting the Principal Business. The Client shall not be deemed to have ceased Active Participation, or to have retired, solely by reason of injury, the off-season, a suspension, or a temporary assignment or option to a level or league outside the Principal Business, in each case for so long as the Client intends to resume, and is contractually or practically able to resume, participation in the Principal Business.

“Affiliate” means, with respect to any specified person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity.

“Brand Amount” means, with respect to any item of Brand Income, an amount equal to the product of (a) that Brand Income earned by the Client (whether earned by the Client directly or through any third party on the Client’s behalf, such as a personal services company or agent) during the Term, multiplied by (b) the Brand Percentage in effect when that Brand Income is earned.

“Brand Income” means any and all gross monies, compensation, or other consideration of any kind earned by or payable to the Client (or the Client’s designee or agent for the Client’s benefit) after the Commencement Date solely as a result of the Client’s direct participation, performance, or employment as a professional athlete in the Principal Business, including base salary, signing bonuses, performance bonuses, prize or award money, and any other earnings directly attributable to the Client’s on-field activities and services as a professional athlete. Brand Income includes only compensation attributable to the Client’s services as a professional baseball player at the major-league level within a league included in the Principal Business. It excludes compensation attributable to minor-league services, including compensation paid by an MLB Organization Entity while the Client is assigned to or performs services in Minor League Baseball or any affiliated developmental league, regardless of the payor. Brand Income under the Major-League-Only Scope includes on-field signing and performance bonuses. For the avoidance of doubt, Brand Income does not include compensation, fees, royalties, or other consideration received for endorsements, sponsorships, appearances, licensing, merchandising, or any other off-field commercial activities, regardless of whether related to the Client’s persona or reputation as an athlete. In calculating Brand Income, such amounts shall be net of: (i) reasonable, documented out-of-pocket legal fees incurred by the Client in securing, negotiating, or documenting a contract that generates such income, to the extent not reimbursed by a third party; (ii) reasonable, documented travel, lodging, and per diem expenses incurred by the Client during the Term in connection with securing such income, to the extent not reimbursed by a third party; and (iii) self-employment taxes owed by the Client in connection with such income; provided that the aggregate deduction under clause (iii) shall not exceed the taxes that would be imposed under the Federal Insurance Contributions Act (26 U.S.C. §§ 3101–3128) if the Client were treated as an employee with respect to such income. No deduction shall be made for agent or representative commissions or fees, voluntary or elective deferrals or contributions, or taxes payable on the Client’s gross income. If a single contract, payment, or item of consideration includes both Brand Income and Excluded Income, the Parties shall allocate it in good faith and on a commercially reasonable basis; absent manifest error, the Company’s good-faith determination shall control pending final resolution under the audit and dispute procedures. Any permitted deduction must be reasonable, documented, and substantiated by contemporaneous records. Compensation paid in exchange for on-field services within the applicable scope selected above is presumed to be Brand Income unless clearly and expressly documented as off-field consideration unrelated to on-field services.

“Brand Percentage” means a fixed five percent (5)% of Brand Income.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Client Persona” means the Client’s name, likeness, image, voice, signature (including facsimile signature), biography, personal characteristics, and all other indicia of the Client’s identity or persona, including any live, recorded, or photographed performance or appearance by the Client.

“Collection Failure” means a failure within the Client’s control to establish, maintain, authorize, or give effect to the Participation Account, direct deposit of Brand Income, automatic bi-weekly transfer, or Account Control Agreement, including an unauthorized revocation, modification, redirection, termination, obstruction, suspension, or failure to renew any such arrangement. A bank, payor, processing, or technical failure outside the Client’s control shall not constitute a Collection Failure if the Client promptly notifies the Company, cooperates in good faith to correct the issue, and uses the fallback direct-remittance procedure in Section 4.3(g). An intentional diversion or obstruction by the Client shall constitute an immediate Collection Failure without a cure period.

“Commencement Date” means the date on which the Company has paid the initial installment of the Initial Advisory Payment in full to the Client in accordance with Section 4.1. The Brand Percentage, Brand Amount, applicable Collection Mechanism, security interest, and UCC filing rights shall not attach, accrue, commence, or become effective before the Commencement Date.

“Company” means Agentiq Sports 1 Series Carlos Virahonda, a designated series of Agentiq Sports 1 Series LLC, a Delaware series limited liability company.

“Designated Bank” means the bank or other financial institution designated by the Company or Manager to hold the Participation Account.

“Effective Date” means the latter date set forth on the signature page hereto.

“Excluded Income” means the following categories of income or payments, which are excluded from the definition of Brand Income:

(a) all proceeds paid to the Client (or the Client’s heirs, executors, administrators, successors or assigns) from any life, disability, or injury insurance policy, or from any insurance policy related to the Client’s status or eligibility to participate in the Principal Business, in each case to the extent such policy is purchased or in effect after the Commencement Date;

(b) all compensation or earnings attributable to services performed by the Client prior to the Commencement Date (including any deferred compensation or contingent payments earned from activities before the Commencement Date), regardless of when such amounts are actually paid; and

(c) any reimbursement or payment for reasonable, documented incidental expenses incurred by the Client (such as travel, lodging, or per diem expenses), or the fair market value or actual payment for any such expenses provided in kind or paid by a third party on the Client’s behalf; and

(d) all compensation, fees, royalties, or other consideration received by the Client for endorsements, sponsorships, personal appearances, speaking engagements, licensing of name, image, or likeness (“NIL”), merchandising, or any other off-field commercial activities, regardless of whether such activities are related to the Client’s persona or reputation as an athlete;

“Initial Advisory Payment” shall have the meaning provided in Section 4.1.

“Initial Closing” shall have the meaning provided in the recitals.

“Manager” means Agentiq Sports, Inc., a Delaware corporation, which is the sole manager of the Master LLC and of each series thereof. The Manager is authorized to act on behalf of the Company as set forth in the Master LLC operating agreement, the Series Designation for the Company and herein.

“MLB Organization Entity” means Major League Baseball and any Major League Baseball club. The term excludes Minor League Baseball and any minor-league affiliate, developmental league, or similar entity. Compensation is attributable to major-league services to the extent paid under a Major League Uniform Player’s Contract (or successor form) for a period during which the Client is on a Major League Baseball club’s active roster or major-league injured list, regardless of the payor; a signing bonus or guaranteed compensation under such contract shall be allocated to the major-league level except to the extent expressly designated as compensation for minor-league services.

“Participation Account” means the deposit account established by or for the Client at the Designated Bank for the receipt of Brand Income and subject to the Account Control Agreement.

“Personal Account” means the bank account designated by the Client for receipt of amounts remaining after the Company has swept or caused to be transferred the applicable Brand Amount and any other amounts then due and payable to the Company under this Agreement.

“Principal Business” means the Client’s primary professional occupation as a professional baseball player in any of the following leagues: Major League Baseball (MLB), Nippon Professional Baseball (NPB), the Korea Baseball Organization (KBO), and the Mexican League (Liga Mexicana de Béisbol).

“Release Amount” means, with respect to any Brand Income deposited into the Participation Account, the amount remaining after deduction of the Brand Amount and any other amounts then due and payable to the Company under this Agreement.

“Retirement” means the Client’s actual cessation of Active Participation in the Principal Business accompanied by written notice to the Company that the Client is retiring or ceasing such participation. The effective date of a Retirement (the “Retirement Date”) is the later of the date of actual cessation and the date the Client delivers that written notice. A Retirement is a defined event only and does not, by itself, cause this Agreement to become dormant or terminate; the consequences of each Retirement are governed by the applicable provisions of Section 8. A Retirement need not be proven permanent, and a later Unretirement shall not retroactively invalidate the Retirement; instead, Section 8.8 applies where applicable.

“Series Designation” means the written designation establishing the applicable designated series of the Master LLC, incorporated into and made part of the Master LLC operating agreement, which sets forth the name of the series and its rights, powers, preferences, duties, and other terms, as amended from time to time.

“Series Offering” shall have the meaning provided in the recitals.

“Term” means the period of duration of this Agreement, as defined in Section 8.1 below.

“Unretirement” means the earliest, following a Retirement, of (a) the Client entering into a binding agreement to resume Active Participation in the Principal Business, (b) the Client actually resuming such Active Participation, and (c) the Client receiving Brand Income attributable to resumed Active Participation.

“Voluntary Retirement” means a Retirement voluntarily elected by the Client that does not result from a Major Injury, Good Reason, death, or permanent and total disability, each of which is addressed separately in this Agreement.

2. Advisory Services Provided by the Company

2.1 Commencement of Obligations. The Parties’ obligations conditioned on the Commencement Date shall commence upon the Client’s receipt in full of the initial installment of the Initial Advisory Payment. Commencement shall occur automatically without further action, notice, or instrument.

2.2 Services Scope.  The Company (acting through the Manager and its affiliates, contractors, and agents) shall provide strategic brand enhancement and promotional advisory services to the Client (the “Advisory Services”). These services may include, without limitation:

(a) evaluation and development of the Client’s personal brand positioning;

(b) planning and execution of fan engagement initiatives;

(c) preparation and readiness consulting for sponsorships, endorsements, and other commercial opportunities related to the Client’s persona;

(d) development and execution of marketing campaigns and content to increase the Client’s public visibility and marketability; and

(e) ongoing advisory support regarding the Client’s branding and promotional activities.

For the avoidance of doubt, the Advisory Services provided under this Agreement expressly exclude any services that require certification or licensing as a player agent, contract advisor, or similar professional representative under applicable league, players’ association, or regulatory rules. The Company and its representatives will not negotiate, secure, or execute employment contracts, playing contracts, or other agreements on behalf of the Client that require such certification, nor will they represent the Client in employment-related negotiations with teams, leagues, or governing bodies. The Client remains solely responsible for engaging any certified agent or contract advisor as may be required for such matters.

2.3 Brand Initiatives Funding. In connection with the Advisory Services, the Company may fund brand-enhancement initiatives agreed upon by the Parties for the Client’s benefit. The Manager shall determine the nature, amount, timing, and allocation of any such expenditures in consultation with the Client, consistent with the objective of enhancing the Client’s brand and commercial opportunities, and may engage third-party service providers or partners. As of the Effective Date, the Company intends to commit advertising and media resources to promote the Client’s personal brand and social-media presence and presently anticipates spending in excess of $25,000 on such efforts. This statement describes only the Company’s present intention, creates no minimum expenditure obligation, and may be adjusted by the Company in its discretion based on campaign performance, available opportunities, and other relevant circumstances. All expenditures made by the Company on brand initiatives shall be non-recoupable and shall constitute part of the Advisory Services.

2.4 No Guarantee. The Client acknowledges that, while the Advisory Services and funded initiatives are intended to enhance the Client’s brand and earnings potential, the Company has not made and does not make any guarantee or promise of any particular outcome or increase in the Client’s earnings or fame as a result of such services. The Client further acknowledges that the Client’s success in the Principal Business and related commercial endeavors depends on many factors beyond the Company’s control.

2.5 Planning Meetings; Promotional Deliverables. During the Term, the Client agrees to meet (which may be via teleconference or videoconference) with representatives of the Company or the Manager on a periodic basis, at least two (2) times per year to review recent developments and to plan upcoming brand strategy and initiatives. The Parties shall cooperate in good faith to schedule such meetings at mutually convenient times, and the Client shall use reasonable efforts to make himself available for such meetings as part of the collaboration under this Agreement.

(a) Autograph Obligation. During the Term, the Client agrees to provide to the Company three hundred (300) autographed items (which may include, without limitation, photographs, memorabilia, trading cards, jerseys, or other items designated by the Company) for use by the Company in connection with fan engagement initiatives, promotional campaigns, or the Series Offering. The Company shall provide the items to be signed and shall coordinate with the Client on a mutually convenient schedule for the execution of such autographs. The Client shall complete the autograph obligation within a reasonable period following the Company’s request, and the Company shall use commercially reasonable efforts to minimize disruption to the Client’s training and competition schedule.

(b) Annual Fan Meet-Up. During each calendar year of the Term (or partial calendar year, as applicable), the Client agrees to participate in one (1) in-person fan engagement event(s) organized by the Company (each, a “Fan Meet-Up”). The Company shall be responsible for all logistics, venue arrangements, and costs associated with the Fan Meet-Up. The Company shall provide the Client with at least thirty (30) days’ prior written notice of the proposed date, time, and location of each Fan Meet-Up, and the Parties shall cooperate in good faith to schedule such event at a mutually convenient time and location that does not conflict with the Client’s training, competition, or other professional obligations. Each Fan Meet-Up shall not exceed four (4) hours in duration (excluding reasonable travel time). For the avoidance of doubt, the Client shall have no obligation to participate in more than two (2) Fan Meet-Up(s) per calendar year under this Section.

2.6 Use of Third Parties. The Client agrees that the Company and the Manager may utilize affiliated or third-party service providers, consultants, and agents to perform some or all of the Advisory Services or brand initiatives and may share necessary information (including Confidential Information and elements of the Client Persona) with such parties for the sole purpose of fulfilling the Company’s obligations under this Agreement. The Company shall remain responsible for the performance of any Advisory Services that it delegates to third parties.

2.7 Advisory Services; Funding Adjustment; Exclusive Remedies. No proportional reduction of the Advisory Services shall apply. Subject to the minimum planning meetings and any promotional obligations selected in this Agreement, the Manager shall determine, in its reasonable discretion and in consultation with the Client, the manner in which the Advisory Services are provided. The Client’s obligation to pay the Brand Amount shall not be suspended, reduced, set off, excused, or terminated based on the scope, timing, or extent of Advisory Services actually provided, and no deficiency shall require repayment of any portion of the Initial Advisory Payment. The Client’s exclusive remedies for an uncured material failure to provide the Advisory Services are specific performance or direct damages finally determined under Section 13; no such failure permits termination of this Agreement, withholding or setoff of any Brand Amount, or a refund of the Initial Advisory Payment.

3. Grant of Revenue Sharing Interest

3.1 Assignment of Brand Income Percentage. The Client hereby sells, assigns and grants to the Company, as of the Commencement Date and continuing through the Term, the contractual right to receive a portion of the Client’s future Brand Income equal to the Brand Percentage. In other words, the Client agrees to pay to the Company an amount equal to the Brand Amount from the Client’s Brand Income, as and when such Brand Income is earned or received, subject to the terms and conditions of this Agreement. The Advisory Services and the Initial Advisory Payment are provided as consideration for the right of the Company to receive the Brand Amount from the Client. The Client’s obligation to pay the Brand Amount to the Company, which does not constitute a loan or a debt, shall be absolute and unconditional, and shall exist regardless of whether the Client is employed, contracted, or self-employed in generating the Brand Income and regardless of through whom or how the Brand Income is paid.

3.2 No Ownership in Persona or Business. The Parties acknowledge and agree that the Company’s rights in the Brand Income are purely contractual. The Company does not acquire any ownership or equity interest in the Client’s persona, brand, publicity rights, or in any entity or enterprise owned or operated by the Client. Except for the share of future revenue explicitly granted hereunder and the related rights necessary to enforce or collect such revenue share, all other rights in the Client’s earnings and assets remain solely those of the Client.

3.3 Excluded Income. The Company has no right to and makes no claim on any Excluded Income of the Client. The Client shall have no obligation to share with the Company any income or amounts classified as Excluded Income, except that if a single contract or payment includes both Brand Income and Excluded Income components, the Brand Income portion (if reasonably ascertainable) will remain subject to the Brand Percentage. The Parties agree to cooperate in good faith to fairly allocate any mixed sources of compensation between Brand Income and Excluded Income, consistent with the definitions herein.

4. Payments and Collection of Brand Amount

4.1 Initial Advisory Payment to Client. As consideration for the rights granted to the Company by the Client, the Company shall pay to the Client cash payments totaling $235,000 (the “Initial Advisory Payment”) on the following terms. The Initial Advisory Payment is not a loan or principal on a debt. Each payment shall be made by wire transfer or other immediately available funds to an account designated by the Client. The Initial Advisory Payment actually paid, together with the funding of brand initiatives and provision of services, constitutes fair and adequate consideration for the rights and obligations assumed by the Client. The Company shall pay (i) an initial installment of $50,000 within thirty (30) days following the Effective Date and (ii) the remaining $185,000 on or before January 8, 2027 (the “Final Payment Date”). The Company may pay the remaining balance in one or more installments before the Final Payment Date, and no default shall arise from the timing or amount of any voluntary interim installment so long as the entire remaining balance is paid on or before the Final Payment Date. Subject to the exclusive default consequences in Section 8.3(a), the Company’s obligation to pay the full Initial Advisory Payment is absolute and unconditional and is not tied to any particular source of funds.

All obligations conditioned on the Commencement Date shall commence upon receipt in full of the initial installment. The Company’s payment of the remaining balance before the Final Payment Date shall not otherwise alter the Parties’ obligations.

4.2 Taxes on Initial Advisory Payment. The Client shall be solely responsible for the payment of all taxes that may be due in relation to his receipt of the Initial Advisory Payment. The Company shall not be required to indemnify or “gross up” the Client for the amount of any such taxes. The Client shall indemnify the Company for and hold it harmless from and against any taxes of the Client, which may be sought against, imposed upon or suffered by the Company or which the Company may incur as a result of the Company’s failure to deduct and withhold such taxes from the Initial Advisory Payment.

Carlos VirahondaDuring the Term, the Brand Amount shall be collected through (i) deposit of all Brand Income into the Participation Account, (ii) an automatic recurring transfer of the Brand Amount to the Company Account in the name of Agentiq Sports 1 Series Carlos Virahonda, and (iii) the Account Control Agreement, with direct remittance under Section 4.3(g) as the fallback. The collection method set forth in this Section is the “Collection Mechanism.” The timing and procedures are as follows:

(a) Establishment and Primary Collection Mechanism. Within ten (10) business days after the Commencement Date, the Client shall: (i) open the Participation Account at a financial institution willing to execute the Account Control Agreement and reasonably acceptable to the Company; (ii) execute and deliver the Account Control Agreement; (iii) direct all current payors of Brand Income to deposit Brand Income into the Participation Account and provide reasonable documentary proof; and (iv) establish the automatic bi-weekly transfer described in Section 4.3(e). The Client shall take further actions reasonably requested to establish and maintain those arrangements. Until all components are operational, and whenever any component is temporarily unavailable, the Client shall make direct payments under Section 4.3(g).

(b) Direct Deposit of Brand Income. All Brand Income shall be paid directly into the Participation Account. The Client shall not direct, request, permit, or cause any payor to deposit Brand Income into any other account or to pay Brand Income to the Client directly, except as expressly permitted under Section 4.3(g) or Section 4.3(j).

(c) Account Control Agreement; Springing Exclusive Control; Sweep and Release. The Account Control Agreement shall provide that: (1) the Designated Bank acknowledges the Company’s security interest arising on the Commencement Date in the Participation Account and deposited funds; (2) the Client retains ordinary control unless and until a Control Trigger Event occurs; (3) following a Control Trigger Event, the Company or Manager may deliver a notice of exclusive control, after which the Designated Bank shall comply solely with its instructions; and (4) the Designated Bank subordinates any setoff, recoupment, or banker’s lien except for returned items, chargebacks, and customary fees. A “Control Trigger Event” means either (A) a payment default that remains fully uncured through the thirtieth (30th) day after its due date, provided the Company has given written notice and that notice does not restart the default clock, or (B) a nonmonetary Collection Failure remaining uncured for seven (7) business days after written notice. While exclusive control is effective, the Company or Manager shall, within three (3) business days after deposited Brand Income has cleared, instruct the Designated Bank both (x) to transfer the applicable Brand Amount and other amounts then due to the Company Account and (y) to transfer the Release Amount to the Personal Account. The Company’s beneficial and enforcement rights in the Participation Account and deposited funds are limited to the Brand Amount and other amounts then due; the balance is the Release Amount. Within two (2) business days after full cure, the Company or Manager shall rescind the notice of exclusive control, and ordinary control shall resume when the Designated Bank processes the rescission.

(d) Limited Control Over Client Funds. Any control exercised by the Company or Manager is solely for collection, verification, sweep, release, and enforcement. Neither has a beneficial ownership interest in the Release Amount, and both sweep and release instructions must be given within the period required by Section 4.3(c), subject to returned items, bank holds, reversals, bona fide disputes, applicable law, and the Account Control Agreement.

(e) Automatic Bi-Weekly Transfer and Due Date. The Client shall establish and maintain an automatic bi-weekly transfer of the Brand Amount from the Participation Account to the Company Account. Each Brand Amount is due on the first scheduled bi-weekly transfer date following deposit of the corresponding Brand Income and, in all events, no later than fourteen (14) calendar days after that deposit. The Client shall not cancel, revoke, reduce, suspend, or modify the transfer without the Company’s prior written consent, except as permitted under Section 4.3(f), and shall provide reasonable evidence of its maintenance upon request.

(f) No Revocation or Modification. The Client shall not revoke, amend, replace, terminate, close, or interfere with the direct deposit, automatic transfer, Participation Account, or Account Control Agreement without the Company’s prior written consent, except as required by applicable law, league or collective-bargaining rules, payor policy, or financial-institution policy. The Client shall promptly notify the Company, cooperate in good faith to establish the closest lawful replacement, and use direct remittance under Section 4.3(g) until the replacement is operational.

(g) Fallback Direct Remittance. If Brand Income is not deposited into the Participation Account or a Brand Amount is not transferred to the Company Account, including while an initial or replacement account, direct-deposit instruction, transfer, or Account Control Agreement is not operational, the Client shall pay the Brand Amount directly by wire transfer no later than fourteen (14) calendar days after the Client or any person on the Client’s behalf receives the corresponding Brand Income, or, if the Brand Income was deposited into the Participation Account, no later than fourteen (14) calendar days after deposit. This fallback applies automatically and is additional to the Client’s maintenance obligations and the Company’s remedies.

(h) Reconciliation and Overpayments. The Company shall reconcile sweeps from the Participation Account against actual Brand Income on a periodic basis. If the Company sweeps more than the Brand Amount properly payable with respect to any Brand Income, the Company shall return or credit the excess to the Client’s Personal Account within ten (10) business days after discovery or final determination of the overage. If the Company sweeps less than the Brand Amount properly payable with respect to any Brand Income (including by reason of a Collection Failure or amounts that bypassed the Participation Account), the Client shall pay the deficiency to the Company in accordance with the procedure set forth in Section 4.3(g).

(i) Bank Fees, Returned Items, and Reversals. As between the Client and the Company, the Client and Company shall each be responsible for one-half of all account opening and maintenance fees, the Client shall be responsible for all returned items, chargebacks, bank holds, reversals, insufficient funds charges, and similar items relating to the Participation Account or to Brand Income deposits, except that the Company shall be responsible for fees and charges attributable solely to its own administrative instructions to the Designated Bank unless otherwise agreed in writing. Allocation of such items as between the Client, the Company or Manager, and the Designated Bank shall be governed by the Account Control Agreement.

(j) Compliance Savings Clause. The collection mechanism set forth in this Section 4.3 shall apply only to the extent permitted by applicable law, league rules, collective bargaining agreement requirements, payroll rules, payor policies, and financial-institution policies. If any component of the Participation Account, direct-deposit instructions, automatic transfer, or Account Control Agreement is not permitted with respect to any payment, the Parties shall cooperate in good faith to implement the closest lawful replacement that preserves the Company’s economic and collection rights to the maximum extent practicable, and the fallback remittance obligation under Section 4.3(g) shall continue to apply until that replacement is operational.

(k) Blocked Payments. In the event that the Client, the Company, the Manager, the Designated Bank, or any payor is prohibited by any law, regulation (including currency control regulations), league rule, or other legal or regulatory restriction from establishing, maintaining, or giving effect to the Participation Account, the direct deposit of Brand Income into the Participation Account, the automatic bi-weekly transfer described in Section 4.3(e), the Account Control Agreement, the fallback remittance obligation under Section 4.3(g), or any other component of the collection mechanism, the affected Party shall immediately notify the other Party. At the Company’s option, the Client shall either: (a) deposit the affected amounts in an interest-bearing account in the name of the Company (or for the benefit of the Company) in a jurisdiction where such deposit is permitted, or (b) cooperate with the Company to promptly find an alternative lawful method to transfer or credit the funds to the Company that preserves the Company’s economic and collection rights to the maximum extent practicable. The Client’s obligation to ultimately pay such amount to the Company shall not be extinguished by the blocking law or restriction, and any such payment shall be made as soon as legally allowed, and any costs of compliance or financial loss due to delay may be allocated as appropriate between the Parties in good faith or pursuant to applicable law.

4.4 No Set-off; Taxes. All amounts payable by the Client to the Company hereunder shall be paid in full without set-off, deduction, or counterclaim, except as may be otherwise expressly provided in this Agreement. The Client shall be responsible for any taxes applicable to the Client’s receipt of Brand Income (as between the Client and the Company), and the Client’s payments of the Brand Amount shall be made without deduction for taxes, except to the extent that any withholding may be required by law. If the Client is required by law to withhold any portion of a Brand Amount payment as tax and remit such withholding to a taxing authority, the Client shall promptly notify the Company, provide evidence of such withholding and remittance, and cooperate with the Company to ensure the Company receives credit for such tax payment. Any amounts withheld and paid to the government on the Company’s behalf shall be treated as paid to the Company for purposes of the Client’s obligations. The Company (or Manager) will be responsible for its own income taxes on amounts it receives. The Company agrees to indemnify and hold the Client harmless from any taxes imposed on the Company (as a separate taxpayer) that are sought from the Client solely because the Client failed to withhold such taxes from payments to the Company, provided the Client has complied with its obligations under this Section.

4.5 Late Payments; Interest; Cumulative Late Fees. Time is of the essence in paying Brand Amounts and other principal payment obligations. A “payment default” is the Client’s failure to pay a Brand Amount or other principal payment obligation when due, whether through the applicable Collection Mechanism, fallback remittance, or another payment method expressly required by this Agreement. This Section applies only to Client payment and collection defaults and does not apply to any Company funding obligation. Administrative, bank, payor, processing, or technical failures outside the Client’s control do not trigger late fees if the Client promptly cooperates and makes the required fallback payment. Interest accrues from the due date solely on unpaid principal, and not on late fees, at the lesser of the Prime Rate plus five percent (5%) per annum, compounded monthly, or the maximum lawful rate. “Prime Rate” means the rate published in The Wall Street Journal on the first business day of the applicable month. The following late fees are cumulative and are calculated using unpaid principal remaining on the applicable threshold date after crediting partial principal payments: (i) through day twenty (20), no late fee; (ii) on day twenty-one (21), the greater of $5,000 or five percent (5%); (iii) if the default remains uncured, on day thirty-one (31), an additional fee equal to the greater of $15,000 or ten percent (10%); and (iv) if the default remains uncured, on day sixty-one (61), an additional fee equal to the greater of $25,000 or fifteen percent (15%). Cure before a later threshold prevents that later fee but does not eliminate a fee already accrued. Full cure requires payment of all unpaid principal, accrued interest, and accrued late fees. Written notice does not restart the foregoing day count. A payment default, standing alone, does not permit termination of this Agreement. If written notice has been given and the default remains fully uncured on day thirty-one (31), the Company may exercise any applicable springing-control and security-enforcement rights. On day sixty-one (61), the Company may also accelerate a good-faith estimate of Brand Amounts expected through the end of the then-current calendar year. Accelerated amounts shall be credited against actual Brand Amounts for that year and reconciled after year-end; the Company shall refund or credit any excess, and the Client shall pay any deficiency through the ordinary Collection Mechanism. The Parties agree that the cumulative late fees are reasonable liquidated damages and not a penalty. Accrued interest and late fees shall be collected with the applicable principal obligation and do not limit other remedies expressly available under this Agreement.

4.6 Disclosure of Uncured Material Breach. The Company or Manager may disclose the Client’s identity and the nature of an uncured material breach, including an uncured failure involving the applicable Collection Mechanism, only to the extent legally required in a filing, report, or investor communication. Any disclosure shall be reviewed by the Company’s securities counsel and limited to what applicable law requires. Unless law requires a shorter period, the Company shall give the Client at least fifteen (15) days’ prior written notice. That notice does not restart or extend any cure period. If the breach is fully cured before disclosure, the Company shall not disclose it unless disclosure remains legally required. Nothing in this Section limits otherwise available remedies.

4.7 Payments Upon Dissolution or Non-Existence of the Company. If the Company is dissolved, ceases to exist, or cannot receive payments while continuing payment rights remain, the Client’s obligations shall continue unchanged. The Manager shall cause a revenue share trust (the “Revenue Share Trust”) to be established within a commercially reasonable time after dissolution. The beneficiaries shall be the persons or entities legally entitled, immediately before dissolution, to the continuing payment rights under this Agreement, including any permitted assignees, in the same proportions as their respective rights to those payments; membership in the Company alone does not determine beneficiary status. Until the Revenue Share Trust is operational, the Client shall make payments directly to the Manager or a designated successor under the existing payment deadlines; each such payment shall be treated as received by the Company for all purposes, including Series IRR. Once operational, the Revenue Share Trust shall become the payment recipient and the applicable Collection Mechanism shall be redirected accordingly. Detailed trust-administration provisions shall be set forth in the trust instrument rather than this Agreement, except to the extent applicable law requires otherwise. The Client shall receive written payment instructions and shall cooperate in good faith to implement them without changing the economics or timing of this Agreement.

4.8 Security. From and after the Commencement Date, to secure the Client’s payment and performance obligations, including Brand Amounts and the Clawback Repayment Amount (collectively, the “Secured Obligations”), the Client grants the Company a continuing security interest in: (a) the Brand Amount as determined under this Agreement and the Client’s contractual right to receive the Brand Percentage portion of Brand Income; (b) the Participation Account, all funds deposited therein, and the Client’s rights under the direct-deposit instructions, automatic transfer, and Account Control Agreement, provided that the Company’s beneficial and enforcement rights are limited to Secured Obligations then due and that all remaining funds are the Release Amount; and (c) proceeds of the foregoing (collectively, the “Collateral”). They arise only upon receipt in full of the initial installment. The Company shall not file a financing statement before the Commencement Date. The Client authorizes financing statements describing the collateral as “all of the Client’s right, title, and interest in and to the Brand Amount as determined under the Brand Advisory Agreement, the Client’s contractual right to receive the applicable Brand Percentage portion of Brand Income, the applicable collection rights and accounts described in Section 4.8 of that Agreement, and proceeds of the foregoing.” The Client shall execute documents and take reasonable actions requested to perfect, maintain, or enforce the security interest. The Company may enforce the security interest only following an applicable payment or Collection Failure trigger under Sections 4.5 and 8.3(c), and any action against a third-party payor requires applicable legal process except as otherwise permitted by the Account Control Agreement. Subject to those triggers, the applicable Collection Mechanism may be used to collect a Secured Obligation only to the extent legally and operationally available and, following death, only to the extent permitted by applicable estate-administration law. The Client appoints the Manager as proxy and attorney-in-fact, coupled with an interest and irrevocable until all Secured Obligations are indefeasibly satisfied, solely to file, maintain, amend, continue, terminate, or assign UCC financing statements and to take ministerial collection actions after an enforceable uncured default. The Manager shall act only in good faith and for cause and shall have no liability except for gross negligence or willful misconduct. A successor Manager is automatically substituted. Following any termination, the Collection Mechanism and security interest shall continue only to the extent necessary to collect the unpaid Clawback Repayment Amount and Brand Amounts attributable to Brand Income earned before termination. Promptly after all such obligations are fully satisfied, the Company shall terminate the applicable collection arrangements, release its security interest, and file any required UCC-3 termination statement.

Notwithstanding anything to the contrary in Section 4.8, the Collateral does not include Excluded Income or any property that does not constitute the Brand Amount, the contractual right to receive the Brand Percentage portion of Brand Income, the applicable collection rights described in Section 4.8, or proceeds thereof. compensation attributable to minor-league services is excluded. No financing statement may describe the Collateral as “all assets,” “all personal property,” or by a similarly broad description.

5. Reporting and Audit Rights

5.1 Books and Records. The Client shall maintain reasonably complete and accurate records of contracts generating Brand Income, Brand Income earned or received, Brand Amount calculations, and permitted deductions. Ordinary-course documentation is sufficient and need not comply with generally accepted accounting principles. The Client shall retain the records throughout the Term and, to the extent any Brand Amount attributable to Brand Income earned before termination or expiration remains payable, until the earlier of (i) twelve (12) months after the final such Brand Amount is paid and (ii) the twenty-fifth (25th) anniversary of the Commencement Date. This obligation does not apply before the Commencement Date. Upon reasonable request, the Client shall provide reasonable evidence of transfers or direct remittances made through the applicable Collection Mechanism and the Brand Income to which they relate.

5.2 Periodic Reporting. Prior to the execution of this Agreement by the Parties, the Client shall provide to the Manager a copy of the contract pursuant to which the Brand Income is then earned. Within 30 days after each of June 30th and December 31st during the Term, the Client shall deliver to the Manager a written report (each, a “Semi-Annual Report”) in a format reasonably specified or agreed to by the Company, which shall include: (a) the total Brand Income earned or received by the Client during that six-month period (itemized by source or contract, and by payment date and amount); (b) the calculation of the Brand Amount owed to the Company for that six-month period (including any deductions permitted under the Brand Income definition, with reasonable detail); (c) year-to-date summaries of Brand Income and Brand Amount; and (d) any other information reasonably requested by the Company and related to the Client’s performance of this Agreement or the Client’s activities in the Principal Business that may affect current or future Brand Income. Together with each Semi-Annual Report, the Client shall provide copies of documentation evidencing the Brand Income reported, such as pay stubs, remittance advices, royalty statements, or similar documents for that six-month period. The reporting frequency selected above continues after termination or expiration solely to report and verify Brand Income earned before termination or expiration and any surviving Brand Amount, until the earlier of (i) twelve (12) months after the final surviving Brand Amount is paid and (ii) the twenty-fifth (25th) anniversary of the Commencement Date.

5.3 Audit Rights. The Company (or the Manager or a designee acting on the Company’s behalf) shall have the right, during the Term and, to the extent necessary to verify any surviving Brand Amount, until the earlier of (i) twelve (12) months after the final surviving Brand Amount is paid and (ii) the twenty-fifth (25th) anniversary of the Commencement Date (the “Audit Period”), to examine and verify the relevant records of the Client directly related to Brand Income, solely to verify the accuracy of any Semi-Annual Report and the payments of the Brand Amount. The Company may conduct no more than one (1) audit in any twelve (12) month period, may not audit the same period more than once, and any audit shall not cover periods earlier than the then-current and two (2) immediately preceding calendar years at the time of audit. Any such audit shall be conducted at the Company’s expense, provided that if an audit reveals an underpayment of more than ten percent (10%) of the Brand Amount due for the period examined, the Client shall reimburse the Company for the reasonable, documented costs of the audit. If an audit reveals that the Client has underpaid the Brand Amount, the Client shall promptly (and in any event within thirty (30) days of notice) pay to the Company the amount of the underpayment plus any applicable interest as set forth in Section 4.5. If an audit reveals that the Client overpaid the Brand Amount, the Company shall promptly refund the overpaid amount to the Client (or, at the Client’s election, credit such overpayment against the next Brand Amount coming due, if any).

5.4 Audit Procedure. The Company shall provide the Client with at least thirty (30) days’ advance written notice of its intention to conduct an audit under this Agreement and will reasonably accommodate the Client’s schedule in terms of timing and scope. Any audit shall be conducted by the Company or by a reputable independent accounting firm reasonably acceptable to the Client, during normal business hours and in such a manner as not to unreasonably interfere with the Client’s activities. The Client may require the auditor and the Company to keep all information reviewed confidential and, if requested, to sign a reasonable non-disclosure agreement. An audit may be conducted remotely based on records the Client provides electronically, and the Client shall not be required to host any in-person examination at the Client’s residence.

5.5 Confidentiality of Audit Findings. All information reviewed or obtained by the Company or its auditors during any audit shall be deemed Confidential Information of the Client, and the Company shall not use or disclose such information for any purpose other than verification of compliance with this Agreement and enforcement of the Company’s rights. The Parties shall, however, be entitled to use the results of any audit in any dispute resolution or legal proceedings concerning this Agreement, subject to appropriate protective orders or confidentiality arrangements.

6. Restrictions and Negative Covenants

6.1 Exclusive Relationship; No Similar Agreements. The Client represents and warrants that, as of the Effective Date, the Client has not entered into any contract or arrangement (other than this Agreement) under which the Client has sold, assigned, or otherwise transferred to any third party any right to receive payments or income based on the Client’s future earnings or revenue from the Principal Business. During the Term, the Client shall not, without the prior written consent of the Company, enter into any agreement or transaction with any other party that is similar in nature to this Agreement. Specifically, the Client shall not agree to pay or assign to any third party any portion of the Client’s future Brand Income (or any income substantially similar to Brand Income) in exchange for upfront or ongoing payments or services. This restriction does not prohibit the Client from engaging professional agents, managers, or advisors in the ordinary course of the Client’s career, even if such representatives are paid a percentage of the Client’s income as commission or fees. However, any such arrangement must not conflict with the Client’s obligations to pay the Brand Amount to the Company or diminish the Company’s rights with respect to any installment of the Brand Amount. Notwithstanding the foregoing, if the Client receives a bona fide offer from any third party to enter into a transaction that would require consent under this Section 6.1 (a “Third-Party Offer”), the Client shall first deliver to the Company written notice of the material terms thereof, including the identity of the counterparty and all material economic terms (a “ROFR Notice”). The Company shall have fifteen (15) business days following receipt of the ROFR Notice to elect to enter into a transaction with the Client on the same or more favorable terms. If the Company does not timely elect to match, or if the Parties fail to execute a definitive agreement within thirty (30) days of the Company’s election, the Client may consummate the transaction with the third party on terms no more favorable to the third party than those in the ROFR Notice, provided such transaction closes within ninety (90) days, after which the Client must re-comply with this process. For the avoidance of doubt, this Section 6.1 and the right of first refusal hereunder apply only to a sale, assignment, pledge, or similar monetization of Brand Income or of future on-field income substantially similar to Brand Income, and shall not apply to any ordinary-course agent, management, endorsement, sponsorship, name, image, or likeness, or other off-field commercial arrangement entered into by the Client.

6.2 No Circumvention. The Client shall not take any action for the purpose of defeating, reducing, or delaying the Company’s right to receive the Brand Amount. Without limiting the generality of the foregoing, the Client shall not intentionally defer or decline any Brand Income, or divert any revenue that would otherwise constitute Brand Income into forms or channels that would constitute Excluded Income or would be paid to a third party (except for legitimate payments to Affiliates or agents as permitted herein), with the primary intent of preventing the Company from receiving the Brand Amount in full. The Client also shall not form or use any corporation, partnership, trust, or other entity or contractual arrangement to hide or shield Brand Income from the Company. Any entity through which the Client earns Brand Income (e.g., if the Client forms a personal services company to receive income) shall be deemed an Affiliate of the Client and the Client shall cause such entity to comply with the Client’s obligations under this Agreement, including payment of Brand Amount and cooperation with audits.

6.3 Limits on Publicity and Fundraising. The Client shall not use the Company’s or the Manager’s name or trademarks, or refer to this Agreement, in any press release or public statement except as permitted under Section 11.4 or with the Company’s prior written consent. Further, the Client agrees not to promote, market, or solicit investments in any securities of the Company, Agentiq Sports 1 Series LLC, or any other Company thereof, or other securities offering related to this Agreement, unless specifically requested or approved in writing by the Company or Manager. Unsolicited inquiries the Client receives from potential investors or media regarding the Company shall be referred to the Manager.

6.4 Compliance with Laws and League Rules. The Client shall perform his obligations under this Agreement, and shall pursue the Principal Business, in compliance with all applicable laws, regulations, and (if applicable) the rules and policies of any professional league or governing body relevant to the Client. The Client represents that nothing in this Agreement violates or causes a breach of any rule of any league, players’ association, or sanctioning body to which the Client is subject, and if any such conflict arises, the Client will promptly notify the Company. To the extent any provision of this Agreement is deemed to violate a mandatory rule or non-waivable regulation of a league or governing body, the Parties will cooperate in good faith to modify this Agreement as minimally as necessary to comply with such requirement while preserving the Parties’ economic intentions.

6.5 Client Not Issuer, Seller, or Solicitor; No Securities Activities. The Parties acknowledge and agree that the Client is not, and shall not be deemed to be, the issuer, promoter, seller, underwriter, placement agent, broker, dealer, finder, or solicitor of any securities in connection with any securities offering. Nothing in this Agreement shall be construed to require the Client to participate in, promote, or make any statement in connection with any securities offering.

6.6 Secondary Trading Launch; Automatic Opt-In; Promotional Support. The Client acknowledges that the Company may, in the future, list the membership interests of the Company for secondary trading on a FINRA-registered alternative trading system or other trading venue approved by the Manager (the “ATS”). Upon such listing, the Client’s membership interests in the Company shall automatically be eligible for secondary trading on the ATS without further action or consent by the Client, and the Client hereby consents in advance to such listing and to the transfer of membership interests in accordance with the operating agreement of the Company and applicable securities laws. The Client agrees that the Client shall not independently solicit, promote, or facilitate secondary trading of the Company’s membership interests outside the ATS or in a manner inconsistent with the Company’s or Manager’s policies. The Company and Manager shall have no obligation to list the membership interests on the ATS, and no representation is made regarding the timing, availability, or liquidity of any secondary trading market. The Client shall acknowledge and be paid the Brand Percentage. Following the Secondary Trading Launch, the Client shall cooperate in good faith with reasonable requests by the Company or Manager related to the secondary trading market, including executing any amendments to this Agreement or the operating agreement of the Company reasonably necessary to facilitate secondary trading, provided that no such amendment shall materially and adversely affect the Client’s economic rights under this Agreement without the Client’s written consent.

6.7 Nature of Promotional Obligations. The Parties acknowledge and agree that the autograph obligation under Section 2.5(a), the annual Fan Meet-Up under Section 2.5(b) the Ambassador Activities under Section 12.6 and any similar promotional or advisory obligations of the Client under this Agreement are brand-advisory promotional obligations forming part of the Advisory Services, and are not promotional obligations relating to the offer, sale, or solicitation of securities. Such obligations support the development of the Client’s personal brand and the value of the Advisory Services, and shall not be construed as the offer, sale, or solicitation of any securities.

7. Representations and Warranties

7.1 Authority and Capacity. Each Party represents and warrants that it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder. The individual signing this Agreement on behalf of the Company (through the Manager) is duly authorized to do so. If the Client is an individual, the Client is of legal age and capacity to contract in his jurisdiction of residence. If the Client has any legal guardian or other person with legal authority over the Client’s affairs (e.g., due to minor status or incapacity), such guardian has approved and co-signed this Agreement (or a separate consent) to validate the Client’s entry into this Agreement.

7.2 Independent Advice. The Client represents and warrants that the Client fully understands the terms and conditions of this Agreement, and that the Client has had the opportunity to be represented by an attorney, tax advisor, and other professional representatives of the Client’s choosing in the review, negotiation, and execution of this Agreement and performance of the Client’s obligations hereunder.

7.3 Binding Obligation. This Agreement constitutes a valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws and general principles of equity. Each Party acknowledges that it had the opportunity to obtain independent legal advice with respect to this Agreement and that it has entered into this Agreement voluntarily, and each Party agrees not to challenge the validity or enforceability of this Agreement, except on the grounds of fraud in the inducement.

7.4 No Conflicts. The execution, delivery, and performance of this Agreement by the Parties does not and will not: (a) violate, conflict with, or result in a breach of any agreement, contract, or obligation to which such Party is a party or by which it is bound; or (b) require any consent, approval, or notice to any third party (except as has been obtained or provided). The Client specifically represents that he is not subject to any agreement or court order (including any with a sports team, league, sponsor, or prior financial partner) that would prohibit or materially impair the Client’s ability to perform this Agreement or to pay the Brand Amount to the Company as required.

7.5 Litigation and Compliance. The Client represents that there are no existing or, to the Client’s knowledge, threatened actions, suits, or proceedings at law or in equity before any court, tribunal, governmental authority or arbitrator that could reasonably be expected to adversely affect the Client’s ability to perform its obligations under this Agreement. The Client further represents that he is not in material violation of any law, regulation, or order applicable to the Client that would impact the Client’s performance or the benefits intended to be conferred on the Company hereunder.

7.6 Accuracy of Information. The Client confirms that all information provided by the Client to the Company or Manager regarding the Client’s personal and professional background, current contract(s), compensation, and other facts relevant to this Agreement (including any personal information schedule or disclosure provided as of the Effective Date) is true, correct, and complete in all material respects. The Client will promptly notify the Company of any material changes to such information.

7.7 Brokerage. Each Party represents that it has not engaged or used any broker or finder in connection with the negotiation or execution of this Agreement, and no person or entity is or will be entitled to any brokerage commission, finder’s fee, or similar compensation in connection herewith by reason of any action of that Party. The Client shall be solely responsible for any commission or fee owed to any agent or representative engaged by the Client in connection with this Agreement or the transactions contemplated (including any commission to an agent who assisted the Client in negotiating this Agreement).

7.8 No Other Revenue Assignments. The Client reaffirms that, except as disclosed to the Company in writing, the Client has not previously assigned, pledged, or granted to any person or entity a security interest in, or other lien or claim on, any portion of the Client’s Brand Income or future earnings from the Principal Business.

7.9 Intellectual Property. The Client represents that the use of the Client Persona and any other intellectual property provided by the Client for the Company’s use (for example, photographs, logos, or content the Client supplies for marketing) will not infringe or violate the rights of any third party, including any copyright, trademark, privacy, publicity, or contractual rights of others. To the Client’s knowledge, any statements or endorsements made by the Client as part of the Advisory Services or any campaigns will be truthful and comply with applicable endorsement guidelines or laws.

7.10 Company Representations. The Company represents and warrants that: (a) it is validly formed and in good standing under the laws of Delaware as a designated series of Agentiq Sports 1 Series LLC; (b) the Manager has all necessary authority from Agentiq Sports 1 Series LLC and under the Company’s governing documents to enter into this Agreement on the Company’s behalf and to perform the obligations herein on behalf of the Company; (c) the execution and performance of this Agreement by the Company has been duly authorized by all necessary company action; and (d) the Company’s provision of Advisory Services to the Client will be performed in a professional and workmanlike manner by individuals or entities appropriately skilled and experienced in such services.

7.11 No Investment Advice. The Company and the Manager are not providing, and have not provided, the Client with any legal, tax, or investment advice regarding this Agreement. The Client acknowledges that he has been advised and encouraged to seek independent advice as to the legal and tax implications of this arrangement. The Company makes no representation regarding the tax treatment of the Initial Advisory Payment or the Brand Amount payments as to the Client.

7.12 No Prior Income Assignments, Liens, or Security Interests. The Client represents and warrants that, as of the Effective Date, the Client has not granted, assigned, pledged, or otherwise conveyed any security interest, lien, or other encumbrance in or to any portion of the Brand Income or any rights or proceeds relating thereto to any third party. The Client further represents that no person or entity other than the Company has any right, claim, or interest in the Brand Income that would conflict with the rights granted to the Company under this Agreement.

7.13 No Conflicting Account or Deposit Arrangements. The Client represents and warrants that, as of the Effective Date, the Client has not granted, executed, or delivered any deposit instructions, payment direction, lien, assignment, account control right, or other arrangement with respect to any payor of Brand Income or any deposit account that would conflict with, impair, or prevent the establishment, maintenance, or operation of the Participation Account, the direct deposit of Brand Income, the automatic bi-weekly transfer, or the Account Control Agreement, in each case as contemplated by Section 4.3.

8. Term and Termination

8.1 Term. The term of this Agreement (the “Term”) commences on the Effective Date and, unless earlier terminated under this Agreement, continues through the twenty-fifth (25th) anniversary of the Commencement Date. A dormant period arising from a Voluntary Retirement under Section 8.8 does not itself end the Term. All dormancy, reinstatement, Revenue Share Trust, continuing payment rights expire on the twenty-fifth (25th) anniversary of the Commencement Date. If the Commencement Date never occurs, the applicable termination provision in Section 8.3(a) controls.

8.2 Survival. Unless a specific termination provision states otherwise, the Parties’ rights and obligations concerning Brand Income earned before termination or expiration survive until fully satisfied, even if paid afterward. Related reporting, recordkeeping, audit, tax, indemnification, confidentiality, dispute-resolution, enforcement, collection-termination, security-release, and UCC-termination duties survive only to the extent and for the periods necessary to implement the applicable termination. The Collection Mechanism and security interest shall continue only for unpaid surviving Brand Amounts, any unpaid Clawback Repayment Amount, and other payment obligations that expressly survive, and shall be terminated and released promptly after those amounts are fully satisfied. Sections 8.4, 8.8, and 8.9 survive only to the extent expressly stated in those Sections.

8.3 Early Termination.

(a) Funding Outcomes. If the Company fails to pay an installment when due, the Client may give written notice describing the default. The Company has thirty (30) days after receipt to cure by paying the overdue installment in full. If it does not, this Agreement terminates automatically at the end of the cure period unless the Client waives that termination in a signed writing. Termination is the Client’s sole remedy for the funding default; the Client may not compel payment or recover the unpaid installment. Amounts previously paid remain with the Client as nonrefundable consideration and not as liquidated damages. Upon termination, any unpaid installment is extinguished, Brand Amounts attributable to Brand Income earned before termination remain payable, and all future obligations are released. The Collection Mechanism and security interest shall remain in effect only to collect those surviving Brand Amounts and shall then be promptly terminated and released, including by filing any required UCC-3 termination statement.

(b) Other Material Breach. Except for matters governed exclusively by Sections 2.7, 4.5, 8.3(a), or 8.3(c), a non-breaching Party may give written notice describing a material breach in reasonable detail. The breaching Party has thirty (30) days, or ten (10) days for a breach of Section 6.1, after receipt to cure to the reasonable satisfaction of the non-breaching Party. If not cured, the non-breaching Party may terminate by written notice without prejudice to other remedies. If the Client is the breaching Party, the Company may instead elect by written notice either (i) to keep the Agreement’s economic, reporting, collection, and security rights in force while suspending the Company’s future Advisory Services, planning-meeting obligations, and promotional obligations until full cure, or (ii) to terminate the Agreement and seek in arbitration direct benefit-of-the-bargain damages, including the provable value of the lost future Brand Amount stream. All Brand Amounts and other recoveries received by the Company shall be credited to prevent double recovery. This election does not create a termination remedy for a payment default governed exclusively by Section 4.5. A failure by the Company to provide Advisory Services is governed solely by Section 2.7 and never permits termination, withholding, setoff, or refund.

(c) Collection Failures and Diversion. A failure within the Client’s control to establish or maintain the Participation Account, direct-deposit instructions, automatic transfer, or Account Control Agreement, or another nonmonetary Collection Failure, is a material breach if it remains uncured for seven (7) business days after written notice. After that period, the Company may exercise either election in Section 8.3(b) and activate exclusive control under Section 4.3(c). A bank, payor, processing, or technical failure outside the Client’s control is not a breach if the Client promptly cooperates and uses fallback direct remittance. An intentional diversion, redirection, or obstruction intended to evade payment is an immediate material breach without cure and permits the Company to exercise either election in Section 8.3(b), activate exclusive control, recover unpaid Brand Amounts, and seek equitable relief.

8.4 Mandatory Clawback Liquidated Damages During Clawback Period. If a Voluntary Retirement occurs and the Retirement Date is during the period beginning on the Commencement Date and ending immediately before the fifth (5th) anniversary of the Commencement Date (the “Clawback Period”), the Clawback Repayment Amount automatically becomes owing on the Retirement Date, whether or not the Target Return has been achieved. No notice or election by the Client is required. The Agreement becomes dormant on the Retirement Date as provided in Section 8.8 and, subject to any intervening Unretirement, remains dormant until the Clawback Repayment Amount is fully satisfied. The “Base Clawback Amount” is the amount that would be required, calculated as of the last day immediately preceding the Retirement Date using the Series IRR methodology in Section 8.9, to cause the Company to realize a twenty percent (20%) Series IRR on the aggregate Initial Advisory Payment actually paid to the Client. The “Clawback Repayment Amount” is the following percentage of the Base Clawback Amount: (i) one hundred percent (100%) before the second anniversary of the Commencement Date; (ii) seventy-five percent (75%) from the second anniversary until the third anniversary; (iii) fifty percent (50%) from the third anniversary until the fourth anniversary; and (iv) twenty-five percent (25%) from the fourth anniversary until the fifth anniversary. The applicable percentage is determined on the Retirement Date and remains fixed thereafter. A Retirement Date after the Clawback Period does not create a Clawback Repayment Amount. Brand Amounts and other principal amounts actually received from or on behalf of the Client after the Retirement Date that count as cash inflows for Series IRR shall be credited dollar-for-dollar against the fixed Clawback Repayment Amount; late fees, interest, enforcement costs, and expense reimbursements are excluded. If those credits reduce the balance to zero, the Clawback Repayment Amount is deemed fully satisfied upon the Company’s verification of the credits. The Parties acknowledge that, as of the Effective Date, the Company’s anticipated loss from a Voluntary Retirement during the Clawback Period, including the loss of the bargained-for opportunity to receive future Brand Amounts, would be uncertain and difficult or impracticable to determine with precision. The Clawback Repayment Amount, including the Series IRR methodology, credits, and time-based reductions in this Section, is the Parties’ reasonable, good-faith estimate of a portion of those anticipated losses, constitutes liquidated damages and not a penalty, and does not constitute repayment of a loan. Within fifteen (15) business days after the Retirement Date, the Company shall deliver its calculation, and the Client shall pay the remaining amount in full within thirty (30) days after delivery, even if that payment deadline falls after the Clawback Period. A delay in the Company’s delivery does not waive or reduce the obligation, and an unpaid amount does not lapse when the Clawback Period expires. An unpaid Clawback Repayment Amount accrues interest at the rate stated in Section 4.5, but the cumulative late fees and acceleration in Section 4.5 do not apply to it; the Company may recover reasonable, documented enforcement and collection costs. If, before full satisfaction, the Client enters into an executed agreement, accepts an offer, reaches an agreement in principle to resume the Principal Business, or actually resumes, the Clawback Repayment Amount remains due and is not waived, reduced, discharged, or delayed by the renewed participation. The Agreement automatically reinstates under Section 8.8, and amounts actually received from or on behalf of the Client continue to be credited only as expressly provided above. The Client shall promptly disclose the new arrangement and provide information reasonably requested by the Company to determine the reinstatement date and applicable credits. Failure to provide that notice or information is a material breach but does not delay reinstatement or alter the Clawback Repayment Amount. Upon full payment or deemed satisfaction of the Clawback Repayment Amount, this Agreement permanently terminates as of that satisfaction date, except for provisions that expressly survive, and every dormancy, reinstatement, and Revenue Share Trust right is extinguished. The Collection Mechanism and security interest shall continue only for surviving amounts and shall be released as required by Sections 4.8 and 8.2 after those amounts are fully satisfied. The Clawback Repayment Amount is the Company’s exclusive monetary remedy arising solely from the Voluntary Retirement and resulting termination under this Section, except for surviving pre-retirement Brand Amounts, interest and enforcement costs expressly permitted by this Section, and obligations that expressly survive. Target Return termination under Section 8.9(b) is unavailable for a Retirement Date during the Clawback Period, and expiration of the Clawback Period does not convert that Retirement into one eligible for Target Return termination.

8.5 Definition and Effect of Good Reason. “Good Reason” for the Client’s cessation of the Principal Business exists only if the exit results from a significant, documented injury, illness, or medical condition (a “Major Injury”) that renders the Client unable to continue or would expose the Client to a substantial risk of permanent harm beyond the ordinary risks of the profession. A documented mental-health condition qualifies if certified by a licensed mental-health professional. The Parties shall determine Good Reason in good faith. If they disagree, they shall jointly select a qualified independent physician or licensed mental-health professional; if they cannot agree, each Party shall select one and those two shall select a third to make a final and binding determination. The Client bears the cost of the Client’s evaluations, and the Parties share the deciding professional’s fees equally. A cessation for Good Reason permanently terminates this Agreement as of the later of actual cessation and written notice, without any clawback, Target Return requirement, or repayment or return of any portion of the Initial Advisory Payment, subject to accrued pre-termination obligations and the applicable collection and release duties under Section 8.2. If the Company establishes in a final arbitration award or judgment permitted under Section 13 that the asserted Good Reason or the supporting notice or evidence was procured by the Client’s fraud, intentional material misrepresentation, or intentional concealment of a material fact, the Company may obtain retroactive reinstatement of this Agreement as of the purported termination date and any other relief available under this Agreement or applicable law. Upon retroactive reinstatement, the Client’s obligations, including Brand Amounts attributable to the intervening period, shall be treated as having remained in effect and shall become due in accordance with the reporting, audit, and collection provisions. The Company shall not be in default for failing to perform or fund during the purported termination period; the Company’s unperformed funding and service obligations shall resume prospectively upon reinstatement, and each applicable Company performance deadline shall be tolled for the purported termination period.

8.6 Effect of Death or Permanent Disability. Death or permanent and total disability that prevents the Client from continuing in the Principal Business permanently terminates this Agreement as of the date of death or determination of disability, regardless of Series IRR. No clawback, Target Return requirement, dormancy, reinstatement, or Revenue Share Trust right applies. The Client, legal representative, or estate remains responsible for Brand Amounts attributable to Brand Income earned before termination, even if paid later, and for provisions that expressly survive. No portion of the Initial Advisory Payment must be returned. Good Reason is governed separately by Section 8.5.

8.7 Mutual Termination. The Parties may at any time mutually agree in writing to terminate this Agreement on an agreed date. In such event, they will also set forth in the termination agreement the handling of any future Brand Income or outstanding obligations. Unless otherwise agreed, if the Agreement is terminated by mutual agreement, the Company will only be entitled to the Brand Amount from Brand Income earned by the Client up to the date of termination, and the Client will have no further obligation to pay Brand Amount on income earned after termination (and no clawback would apply unless expressly agreed as part of the termination provisions). Any mutual termination agreement must be signed by both the Client and the Manager on behalf of the Company.

8.8 Voluntary Retirement; Dormancy and Reinstatement.

(a) Dormancy Following Voluntary Retirement. A Voluntary Retirement does not itself terminate this Agreement. If the Retirement Date is during the Clawback Period, this Agreement becomes dormant on the Retirement Date and, while the Retirement continues, remains dormant until the Clawback Repayment Amount is fully satisfied, at which time Section 8.4 terminates this Agreement. If the Retirement Date is after expiration of the Clawback Period, this Agreement becomes dormant unless the executed Agreement includes the Target Return termination alternative in Section 8.9(b) and the conditions of that alternative are satisfied. If that alternative is not included or its conditions are not satisfied, this Agreement remains dormant while the Retirement continues. A Retirement Date during the Clawback Period remains governed by Section 8.4, and expiration of the Clawback Period does not make that Retirement eligible for Target Return termination. During dormancy, no new Advisory Services, planning meetings, promotional obligations, or Brand Amounts accrue, except that Brand Amounts attributable to Brand Income earned before the Retirement Date remain payable and the related reporting, recordkeeping, audit, collection, and enforcement provisions continue. The Client shall complete the initial post-retirement true-up within ninety (90) days, but that period is a settlement deadline and not a forfeiture cutoff; any pre-retirement Brand Amount discovered later remains payable.

(b) Automatic Reinstatement. Upon an Unretirement while this Agreement is dormant, this Agreement automatically reinstates in full as of the earliest reinstatement trigger in the definition of Unretirement, without further action. The Brand Percentage, applicable Collection Mechanism, reporting, audit, Advisory Services, and all other active-period obligations apply to Brand Income earned and activities occurring from and after reinstatement. Any Clawback Repayment Amount triggered by the earlier Retirement Date remains due, and Section 8.4 continues to govern its payment and credits. No reinstatement is available after this Agreement has actually terminated under Section 8.4 or Section 8.9(b). Achievement of the Target Return while the Client is actively participating does not itself terminate this Agreement.

(c) Collection Following Reinstatement; No Additional Consideration. If the Company continues to exist, the Collection Mechanism selected in Section 4.3 resumes upon reinstatement. If that mechanism is unavailable, direct remittance applies until an equivalent replacement becomes operational. If the Company has dissolved, Section 4.7 governs payment to the Manager, successor, or Revenue Share Trust. No additional Initial Advisory Payment or other consideration is due solely because of reinstatement.

(d) Notice; Outside Limit. The Client shall give written notice of any plan or intention to resume and, in all events, no later than ten (10) business days after an Unretirement. Failure to give timely notice is a separate material breach but does not delay automatic reinstatement or prevent Brand Amounts from accruing. All dormancy, reinstatement, Revenue Share Trust, and continuing payment rights expire on the twenty-fifth (25th) anniversary of the Commencement Date.

8.9 Series IRR and Post-Clawback-Period Target Return Election. Section 8.9(a) defines Series IRR and Target Return for purposes of Section 8.4 and any Target Return termination alternative included under Section 8.9(b). Section 8.9(b) contains the separate execution-time election whether to include post-Clawback-Period Target Return termination.

(a) Series IRR and Target Return. “Series IRR” means the annual internal rate of return realized by the Company on the aggregate Initial Advisory Payment actually paid to the Client. Each payment by the Company is a cash outflow on its payment date, and each Brand Amount, clawback payment, or other principal amount actually received from or on behalf of the Client is a cash inflow on its receipt date. Payments received by the Revenue Share Trust, Manager, or successor under Section 4.7 are treated as received by the Company. Late fees, interest, enforcement costs, and expense reimbursements are excluded. Series IRR is computed using XIRR or an equivalent standard annualized methodology applied to actual dated cash flows. “Target Return” means a Series IRR of at least twenty percent (20%) per annum.

(b) Post-Clawback-Period Target Return Election. If a Voluntary Retirement occurs with a Retirement Date after expiration of the Clawback Period and the Target Return has been achieved on the Retirement Date, this Agreement permanently terminates on that date, subject only to Brand Amounts attributable to pre-retirement Brand Income and the limited survival provisions in Section 8.2. No dormancy, Revenue Share Trust, or reinstatement right survives. If the Target Return has not been achieved on the Retirement Date, this Agreement becomes dormant under Section 8.8. The Company shall recalculate Series IRR to include Brand Amounts attributable to pre-retirement Brand Income received during the ninety-day true-up or discovered and paid later. If those receipts cause the Target Return to be achieved while this Agreement is dormant, this Agreement then permanently terminates on the date the Target Return is achieved, without awaiting an Unretirement or another Retirement. The Collection Mechanism and security interest shall continue only for surviving pre-retirement Brand Amounts and any other payment obligation that expressly survives and shall be promptly terminated and released after those amounts are fully satisfied. This alternative does not apply to a Retirement Date during the Clawback Period, even after the Clawback Period later expires, and does not discharge any Clawback Repayment Amount previously triggered by an earlier Retirement Date.

(c) Repeated Retirement and Reinstatement. A Retirement that results in dormancy remains valid during dormancy and is not retroactively invalidated by an Unretirement. Upon reinstatement, all active-period obligations resume under Section 8.8. Each later Voluntary Retirement is governed by its own Retirement Date: Section 8.4 applies if that date is during the Clawback Period, and Section 8.8 and, only if included in the executed Agreement, Section 8.9(b) apply if that date is after the Clawback Period. Any Clawback Repayment Amount previously triggered remains due unless fully satisfied. Achievement of the Target Return while the Client is actively participating does not itself terminate this Agreement.

(d) Calculation of Series IRR; Disputes. Upon the Client’s reasonable request following a Voluntary Retirement, and at each calculation time expressly required by Section 8.4 or an included Target Return termination alternative in Section 8.9(b), the Company shall provide a reasonably detailed Series IRR calculation using actual dated cash flows. The calculation is controlling absent manifest error. Any dispute concerning whether a Voluntary Retirement occurred, whether the Target Return was achieved where applicable, or the arithmetic application of the Series IRR methodology shall be resolved under Section 13.

(e) Relationship to Other Provisions. Full satisfaction of the Clawback Repayment Amount terminates this Agreement as provided in Section 8.4. Target Return termination is available only if the TARGET RETURN TERMINATION INCLUDED alternative in Section 8.9(b) is included in the executed Agreement and only for a Retirement Date after expiration of the Clawback Period. It does not apply to or later convert a Retirement Date during the Clawback Period, and it does not discharge a Clawback Repayment Amount triggered by an earlier Retirement Date. None of those terminations relieves the Client of Brand Amounts attributable to Brand Income earned before the effective termination date or other obligations that expressly survive. Good Reason, death, and permanent disability are governed separately by Sections 8.5 and 8.6.

9. Additional Covenants of Client

9.1 Right to Purchase Insurance. The Client agrees that the Company (or its designee) shall have the right, at its own expense, to purchase and maintain one or more life insurance and/or disability insurance policies on the life and/or health of the Client. The Company (or its designee) shall be the sole owner and beneficiary of any such policy, and the Company shall be responsible for payment of all premiums associated with such insurance. The Client shall have no right, title, or interest in any such policy or its proceeds. The Client shall cooperate in good faith with the Company and any insurance carrier in connection with the application for and maintenance of such insurance, including by (a) submitting to reasonable medical examinations, (b) providing truthful and complete information as required by the insurer, (c) executing any documents reasonably necessary to effectuate or maintain such insurance, and (d) promptly forwarding to the Company any correspondence, notices, or documents relating to any such policy that the Client may receive. The Company shall be registered as the owner on all such policies. The Company shall have no obligation to purchase or maintain any such insurance, and the decision to do so shall be at the Company’s sole discretion. Any insurance policy obtained under this Section shall be held for the benefit of the Company and any proceeds therefrom shall be considered assets of the Company. No such proceeds shall be payable to the Client or any of the Client’s Affiliates, representatives, heirs, executors, administrators, successors, or assigns.

9.2 Professional Conduct. The Client shall use good-faith efforts to maintain an active career in the Principal Business during the Term, subject to the Client’s personal and professional circumstances. While this Agreement does not impose a duty on the Client to achieve any specific performance milestones, the Client agrees not to intentionally take actions that would foreseeably and materially diminish the Client’s ability to generate Brand Income (except as might be reasonable for health or family considerations). The Client agrees to abide by all material contractual obligations the Client has in the Principal Business (e.g., the terms of any team or league contracts) and to conduct himself in a manner consistent with professional standards, to the extent that a failure to do so could cause a material decrease in Brand Income (for example, the Client will not willfully incur a suspension or ban from the Principal Business without good cause). This Section does not grant the Company any control or decision-making power over the Client’s career decisions, personal behavior, or professional training but rather expresses the expectation that the Client will act in good faith not to deliberately undermine the value of the revenue sharing arrangement.

9.3 Further Assurances. The Client shall execute and deliver such additional documents, and take such further actions, as may be reasonably requested by the Company or Manager to carry out the purpose and intent of this Agreement. This includes, without limitation, executing any certifications or notices needed for the Company to perfect its contractual rights to receive the Brand Amount (such as separate irrevocable payment instruction letters to third-party payors, or UCC financing statements if applicable to establish a security interest to secure payment). The Client shall also cooperate with the Company in good faith to adjust the mechanism of payment, or to modify this Agreement, if required by changes in law or regulation (including league rules or collective bargaining outcomes) in order to give effect to the original intent of the Parties in a lawful manner. The Client’s obligations under this Section 9.3 are in addition to, and not in limitation of, the irrevocable proxy and power of attorney granted to the Manager under Section 4.8.

9.4 Spousal Consent. If the Client is married or subsequently marries during the Term, the Client shall use best efforts to obtain his spouse’s signature on a spousal consent or acknowledgement in a form reasonably requested by the Company. Such consent will acknowledge the spouse’s awareness of this Agreement (including the security interest in the Collateral and the irrevocable proxy and power of attorney granted to the Manager under Section 4.8) and, to the extent applicable under state marital or community property laws, will confirm that the spouse waives or releases any claim that this Agreement (including such security interest and proxy and power of attorney) is not fully enforceable against the Client’s share of marital property or community income. If the Client’s spouse declines to sign a consent, the Client shall promptly notify the Company and discuss in good faith whether alternate arrangements (such as additional security or escrow of funds) are necessary to protect the Company’s interests.

9.5 Confidentiality of Company Information. The Client recognizes that, through interaction with the Company and Manager, the Client may receive or have access to non-public information regarding the Company’s business, financing, investors, and plans. The Client agrees to hold in confidence any confidential or proprietary information of the Company or Manager provided to the Client and not to disclose it to any third party (except the Client’s advisors who are under duties of confidentiality) without the Company’s consent, except as required by law. Nothing herein limits the Client’s ability to disclose information about his own financial arrangements as needed for personal business or tax reasons, so long as the Client takes reasonable steps to ensure any third-party recipients (e.g., financial advisors, accountants) also keep such information confidential.

9.6 Disclosure of Material Events.

(a) The Client shall promptly notify the Company in writing of the occurrence of any Material Event (as defined below) during the Term of this Agreement and for a period of twelve (12) months thereafter, to the extent such Material Event relates to or could reasonably be expected to affect the Client’s performance under this Agreement, the Client’s reputation, or the value of the Company’s rights hereunder.

(b) For purposes of this Agreement, a “Material Event” includes, but is not limited to, the following:

(i) The commencement, threatened commencement, or written notice of any litigation, arbitration, or other legal proceeding involving the Client, whether as a plaintiff, defendant, or witness, that alleges or could reasonably be expected to allege claims of fraud, breach of contract, violation of law, or any other matter that could materially impact the Client’s ability to perform under this Agreement or the Client’s reputation;

(ii) Any actual or alleged breach by the Client of any material contract, including but not limited to employment, endorsement, sponsorship, or agency agreements, or any contract relevant to the Client’s participation in the Principal Business;

(iii) Any written or formal allegation, investigation, or charge by a league, governing body, regulatory authority, or law enforcement agency regarding unlawful activity, rule violations, or misconduct by the Client, including but not limited to allegations of doping, match-fixing, gambling, or other conduct that could result in suspension, fines, or disciplinary action;

(iv) The imposition of any fine, suspension, ban, or other disciplinary measure by any league, team, governing body, or regulatory authority in connection with the Client’s professional activities;

(v) Any public or media allegation of misconduct, unethical behavior, or other conduct that could reasonably be expected to materially harm the Client’s reputation or the value of the Company’s rights under this Agreement;

(vi) Any event or circumstance that results in or could reasonably be expected to result in a material adverse effect on the Client’s ability to generate Brand Income, including but not limited to injury, illness, or loss of eligibility to participate in the Principal Business (other than as already covered by Section 8.6).

(c) The Client shall provide written notice to the Manager of any Material Event as soon as practicable, and in any event within ten (10) business days after the Client becomes aware of such Material Event. The notice shall include reasonable details regarding the nature of the event, the parties involved, the potential or actual consequences, and any steps being taken to address or resolve the matter.

(d) The Client shall keep the Company reasonably informed of any material developments or changes relating to any disclosed Material Event, including the resolution or settlement of any such matter.

(e) The Company agrees to treat all information disclosed pursuant to this Section as Confidential Information, subject to the confidentiality provisions of this Agreement, except to the extent disclosure is required by law, regulation, or as necessary to protect the Company’s interests or enforce its rights under this Agreement.

(f) The failure by the Client to timely disclose a Material Event as required by this Section shall constitute a material breach of this Agreement, entitling the Company to exercise its rights and remedies as set forth herein, including but not limited to the right to terminate the Agreement for cause pursuant to Section 8.3.

9.7 No Grant of Security Interests. From and after the Commencement Date and during the Term, the Client shall not, without the Company’s prior written consent, grant, assign, pledge, or otherwise convey to a third party a security interest, lien, or other encumbrance in the Brand Amount, the Client’s contractual right to receive the Brand Percentage portion of Brand Income, the applicable collection rights described in Section 4.8, or proceeds thereof. Any attempted grant in violation of this Section is void to the fullest extent permitted by law and constitutes a material breach.

9.8 No Diversion of Brand Income. During the Term, the Client shall not divert Brand Income away from the Participation Account, interfere with a required direct-deposit or transfer instruction, or take any action intended to evade, defeat, or delay payment of a Brand Amount, except as expressly permitted by Section 4.3. A failure outside the Client’s control is governed by the cooperation and fallback provisions of Section 4.3. An intentional diversion or obstruction intended to evade payment is an immediate material breach without cure.

9.9 Maintenance of Collection Mechanism. The Client shall, within ten (10) business days after the Commencement Date, establish the Participation Account, required direct-deposit instructions, automatic bi-weekly transfer, and Account Control Agreement described in Section 4.3, and shall maintain them during the Term. The Client shall not close or replace the account or cancel, revoke, reduce, suspend, or modify an instruction, transfer, or control agreement without the Company’s prior written consent, except as permitted by Section 4.3. While any arrangement or replacement is not operational, the Client shall use fallback direct remittance. A failure within the Client’s control is a Collection Failure governed by Sections 4.3 and 8.3(c).

10. Indemnification

10.1 Indemnification by Client. The Client shall indemnify, defend, and hold harmless the Company, the Manager, and their respective affiliates, and each of their officers, directors, employees, and agents (collectively, the “Company Parties”), from and against any and all losses, liabilities, damages, costs, or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) actually incurred by the Company Parties in connection with any third-party claim, action, or proceeding arising out of or relating to: (a) any material breach by the Client of any representation, warranty, or covenant in this Agreement; (b) any failure by the Client to pay any required taxes related to the Client’s receipt of Brand Income (except to the extent the failure was due to the Company’s breach of its obligations); (c) any claim by a third party (including any agent or former business partner of the Client) that it is entitled to any portion of the Brand Amount or that it suffered harm due to the Client’s granting of rights to the Company hereunder; or (d) the Client’s gross negligence or willful misconduct in the performance of this Agreement or in the Client’s activities generating Brand Income (for example, a third-party personal injury claim arising from the Client’s actions in the Principal Business, to the extent the Company or Manager is named as a defendant solely because of this Agreement). For the avoidance of doubt, this Section 10.1 applies only to Losses arising from third-party claims and does not entitle any Company Party to recover its attorneys’ fees or other costs from the Client in any dispute between the Client and any Company Party, which fees and costs shall instead be governed by Section 13.7. The Client’s indemnification obligation shall not apply to the extent any Losses are determined to result from a Company Party’s own fraud, gross negligence, willful misconduct, or breach of this Agreement, and shall be subject to the procedures set forth in Section 10.3.

10.2 Indemnification by Company. The Company (on behalf of itself and the Manager) shall indemnify, defend, and hold harmless the Client and the Client’s heirs, executors, and assigns (the “Client Parties”) from and against any and all Losses arising out of or relating to: (a) any breach or alleged breach by the Company of any representation, warranty, or covenant in this Agreement; (b) any claim by a third party arising from the Company’s use of the Client Persona beyond what is permitted in this Agreement or otherwise from the Company’s marketing or promotional activities for the Client (except to the extent such claim arises from information or materials provided by the Client for such use, in which case the Client will indemnify as provided above); (c) the gross negligence or willful misconduct of the Company, the Manager, or any of their agents in performing the Advisory Services or other obligations under this Agreement; or (d) any claim, action, or proceeding brought against the Client under federal or state securities laws solely as a result of the Company’s offering activities in connection with the Series Offering, any other offering of membership interests in the Company, the Master LLC, or any series thereof, or any capital-raising, disclosure, or regulatory activity conducted by or on behalf of the Company, provided that the Client did not solicit investors, make any offering-related statement, make any misrepresentation or omission, breach this Agreement, or otherwise engage in conduct giving rise to such claim. The indemnification obligation under clause (d) shall be subject to the procedures set forth in Section 10.3, including prompt notice, the Company’s right to control the defense, and no settlement without the Client’s consent. The Company’s indemnification obligation shall not apply to the extent any Losses are determined to result from the Client’s own fraud, gross negligence, or willful misconduct.

10.3 Procedure. A Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing of any third-party claim or action for which indemnification is sought, and shall reasonably cooperate with the Indemnifying Party in the defense of the claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim, except that it may not settle any claim in a manner that imposes any liability or admission of fault on the Indemnified Party without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld). The Indemnified Party may participate in the defense with its own counsel at its own expense. Failure to promptly notify the Indemnifying Party of a claim shall only relieve the Indemnifying Party of its obligations to the extent it was materially prejudiced by the delay.

10.4 Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

11. Confidentiality

11.1 Confidential Information. Each Party acknowledges that in connection with this Agreement it may receive or have access to confidential or proprietary information of the other Party (“Confidential Information”). Confidential Information includes, without limitation, non-public business plans, strategies, financial information, projections, personal or medical information about the Client, the terms and existence of this Agreement (until publicly disclosed by mutual agreement or as required by law), any non-public materials related to the Company’s investors or financing, and any other information designated as confidential or that should reasonably be understood to be confidential given its nature and the circumstances of disclosure.

11.2 Nondisclosure and Use. Each Party agrees that it will not disclose the Confidential Information of the other Party to any third party, and will not use the other Party’s Confidential Information for any purpose outside the scope of this Agreement, without the prior written consent of the other Party. Each Party may share Confidential Information of the other with its own affiliates, employees, legal or financial advisors, or agents who have a need to know it for purposes of this Agreement, provided they are under obligations of confidentiality at least as protective as those herein. Each Party shall protect the confidentiality of the other’s Confidential Information using the same degree of care as it uses to protect its own confidential information of similar importance, and at least reasonable care.

11.3 Exceptions. The obligations of confidentiality in this Section shall not apply to information which: (a) is or becomes generally available to the public other than through a breach of this Agreement; (b) is received by the receiving Party on a non-confidential basis from a third party who is not known to be bound by a confidentiality obligation to the disclosing Party; (c) was already known or independently developed by the receiving Party without use of the disclosing Party’s Confidential Information, as evidenced by the receiving Party’s written records; or (d) is required to be disclosed by law, regulation, or court order, provided that (if legally permitted) the receiving Party gives prompt notice to the disclosing Party of the intended disclosure and cooperates in any effort to limit or protect the disclosure.

11.4 Public Announcements. Neither Party will issue any press release or public statement regarding this Agreement or the relationship between the Parties without the prior written consent of the other (which consent shall not be unreasonably withheld). It shall not be a violation of this Section for the Company to include general, non-identifying references to its Brand Advisory Agreement with the Client in routine business descriptions or required regulatory filings (for example, referring to the existence of a contract with “a professional athlete in baseball executed on the Effective Date” without naming the Client, unless such naming is legally required in a filing). Likewise, the Client may disclose the existence of this Agreement in confidence to financial advisors or as necessary for personal business, provided those persons are bound to confidentiality as noted above. Notwithstanding the foregoing, either Party may disclose this Agreement, or file it to the extent required by applicable securities laws or regulations. Where legally permitted and practicable, the disclosing Party will give the other Party advance notice, consider good-faith comments and limit disclosure to what is required. Disclosures made in compliance with this paragraph (including disclosures compelled by law or governmental inquiry) do not violate this Section or any confidentiality obligations.

11.5 Remedies. Each Party acknowledges that unauthorized use or disclosure of the other’s Confidential Information may cause irreparable harm for which monetary damages may be difficult to ascertain or an insufficient remedy. Accordingly, each Party agrees that the other Party shall be entitled to seek injunctive relief (without the necessity of posting bond) to prevent any actual or threatened breach of this Section 11, in addition to any other rights and remedies available at law or in equity.

12. Publicity Rights and Use of Client Persona

12.1 License to Use Client Persona. The Client hereby grants to the Company and the Manager a non-exclusive, worldwide, royalty-free right and license to use the Client Persona during the Term, and in any event until this Agreement is terminated or expires, in connection with the Company’s performance under this Agreement and the promotion thereof. This license includes the right for the Company and Manager to use, reproduce, distribute, and publicly display the Client’s name, image, likeness, and other elements of the Client Persona in advertising, marketing, press releases, investor communications, social media, and on the Agentiq Sports online platform or app, solely for the purpose of describing or promoting: (a) the Advisory Services and brand initiatives being performed for the Client; (b) the Client’s association with the Company as a client; and/or (c) the Client’s background and achievements as relevant to the Company’s business. Any such use shall be consistent with professional standards and shall not be disparaging or defamatory toward the Client. The Company will consult with the Client on major publicity materials where feasible, but final editorial control remains with the Company for materials it produces.

12.2 No Endorsement of Third Parties. Except as expressly agreed by the Client, the license granted in Section 12.1 does not include the right to use the Client Persona to endorse or advertise any specific third-party product or service (unrelated to this Agreement or the Company’s own services). The Company will not, for example, use the Client’s persona in a manner that suggests the Client is directly endorsing a product, sponsor, or commercial entity, unless such use is part of a campaign or initiative that has been discussed with and approved by the Client. If the Company desires the Client to participate in any endorsements or promotional events beyond the scope of this Agreement, including any compensation or additional terms for such activities, the Parties may separately agree to any such arrangements in writing.

12.3 Public Statements by Client. The Client agrees not to make any public statement or engage in any publicity that disparages or places in a negative light the Company, the Manager, or any of their affiliated entities, or that reveals confidential aspects of this Agreement. The Client may state factual information such as “I have partnered with Agentiq Sports to build my brand” or similar positive or neutral descriptions. The Client shall refer any media inquiries about the Company or this Agreement to the Manager. The Client’s obligations under this Section shall not restrict the Client’s ability to comment on general industry topics or on his personal career outside the scope of this Agreement, and shall not apply to truthful statements made in legal or arbitral proceedings.

12.4 Approval of Materials. To avoid conflicts with the Client’s other endorsement deals or personal branding, the Company agrees to consider in good faith any reasonable requests by the Client to modify or remove specific uses of the Client Persona that the Client believes conflict with the Client’s existing personal brand or contractual commitments. The Client will notify the Company of any known restrictions (e.g., if the Client has an exclusive apparel sponsor and cannot appear wearing competing logos) so that the Company can take those into account in advance. The Company shall use commercially reasonable efforts to accommodate such restrictions in any public-facing materials or events involving the Client.

12.5 Ownership and Goodwill. All goodwill arising from the Company’s authorized use of the Client Persona shall inure to the benefit of the Client. The Company acknowledges that, except for the license rights granted herein, it has no ownership or proprietary interest in the Client Persona. Conversely, the Client acknowledges that any materials (e.g., promotional videos, articles, or content) created by the Company or Manager that include elements of the Client Persona and are used to promote the Company’s business may also include the Company’s or Manager’s intellectual property (logos, trademarks, creative content), and the Company retains ownership of those materials (subject to the Client’s continuing rights in his persona). Neither Party will challenge the other’s ownership of its pre-existing intellectual property or persona rights.

12.6 Ambassador Activities. At the Company’s reasonable request and subject to the Client’s professional schedule, the Client shall participate in two (2) promotional events or media appearances per calendar year (or partial calendar year, as applicable) to promote the brand partnership or the Company’s platform (the “Ambassador Activities”), such as interviews, social-media live sessions, or client spotlights. Ambassador Activities are separate from, and cumulative with, any Fan Meet-Up obligation under Section 2.5(b). The specific nature and timing shall be mutually agreed, and the Client is not required to participate in an activity that would unreasonably interfere with duties in the Principal Business or prior commitments. Unless otherwise agreed, no separate compensation is due, but the Company shall reimburse reasonable, pre-approved travel and lodging expenses.

13. Dispute Resolution

13.1 Negotiation. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the breach thereof (a “Dispute”), the Parties shall first attempt in good faith to resolve the Dispute informally. Either Party may initiate this negotiation process by providing written notice to the other Party of the issue. The Parties (and their representatives, if applicable) shall meet and confer within ten (10) Business Days of such notice (whether in person or by teleconference) to discuss the Dispute and seek a mutually agreeable solution. If the Dispute involves financial calculations or accounting matters, the Parties may involve accountants or advisors in the discussion.

13.2 Arbitration. If the Parties are unable to resolve any Dispute through negotiation within ten (10) Business Days from the initial notice of the Dispute (or such longer period as they may mutually agree), then the Dispute shall be finally settled by binding arbitration. The arbitration shall be administered by JAMS (or, if JAMS is unavailable, a comparable reputable arbitration organization) and held in a place determined by the Company or virtually, if mutually agreeable to the Parties. The arbitration shall be conducted by a single arbitrator knowledgeable in contract and commercial law, selected by mutual agreement of the Parties from the JAMS panel, or if the Parties cannot agree, then in accordance with the JAMS rules for arbitrator selection. The arbitration shall follow the JAMS Streamlined Arbitration Rules & Procedures (or, if the amount in controversy exceeds $250,000, the Comprehensive Rules) then in effect, except as modified herein.

13.3 Arbitration Procedure. The arbitrator shall allow reasonable discovery, taking into account the needs of the Parties and the importance of the issues. The arbitrator is empowered to grant any remedy or relief that the Parties could have received in court, including injunctive relief and attorney’s fee awards, subject to the limitations of this Agreement. The arbitrator’s award shall be written, shall state the essential findings and conclusions upon which the award is based, and shall be final and binding on the Parties. Judgment on the arbitration award may be entered in any court having jurisdiction.

13.4 No Class Actions. The Parties further agree that any arbitration shall be conducted in their individual capacities only and not as a class action or other representative action, and the Parties expressly waive their right to file a class action or seek relief on a class basis. THE PARTIES AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. If any court or arbitrator determines that the class action waiver set forth in this paragraph is void or unenforceable for any reason or that an arbitration can proceed on a class basis, then the arbitration provision set forth above shall be void in its entirety and the Parties shall be deemed to have not agreed to arbitrate disputes.

13.5 Confidentiality of Proceedings. The Parties agree that any arbitration (or negotiation) conducted under this Section 13 shall be confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any oral or written arguments or decisions made in the arbitration shall not be disclosed to any third party, except to the extent necessary to enforce an award, to pursue a legal right, or as required by law.

13.6 Interim Relief. Notwithstanding the foregoing arbitration provisions, either Party may at any time seek interim or preliminary injunctive relief from a court of competent jurisdiction (consistent with Section 14.7) in order to prevent irreparable harm, maintain the status quo, or enforce the confidentiality or intellectual property provisions of this Agreement, pending the outcome of arbitration. Seeking such relief shall not be deemed a waiver of the right to arbitrate.

13.7 Fees and Expenses. The Parties shall share equally the administrative fees and arbitrator’s fees of the arbitration. Each Party shall otherwise bear its own attorneys’ fees and costs, provided that the arbitrator may, in his or her discretion, award reasonable costs and attorneys’ fees to the prevailing Party if the arbitrator determines that the positions taken by the other Party were frivolous or in bad faith.

14. Miscellaneous Provisions

14.1 Assignment. The Client may not assign, delegate, or transfer, by operation of law or otherwise, this Agreement or any right or obligation under it without the Company’s prior written consent. Because this Agreement involves personal services and the Client’s personal future income, any attempted assignment by the Client without that consent is void. The Company may assign its rights and obligations, in whole or in part, to: (a) an Affiliate or successor of the Company; (b) a transferee of all or substantially all of the Company’s rights in the Brand Amount, including a collateral assignment to a trust or other entity for investors or a sale of the Company’s interest that leaves the Client’s obligations unchanged; or (c) a person or entity that acquires the Company or a controlling interest in it, including through a merger or consolidation of Agentiq Sports 1 Series LLC or a sale of the Company’s assets, provided that the assignee agrees in writing to be bound by this Agreement. After a permitted assignment, the Company is released from the obligations assigned, and the assignee succeeds to the corresponding rights and obligations. The security interest and the proxy and power of attorney granted under Section 4.8 automatically inure to a permitted assignee or successor and, as applicable, its manager; upon reasonable request, the Client shall execute a confirmatory instrument. This Agreement binds and benefits the Parties and their permitted successors and assigns.

14.2 Authority of Manager. The Client acknowledges that the Manager is the sole manager of the Company and that, pursuant to the Company’s governing documents, the Manager has the exclusive authority to manage and control the affairs of the Company, including the administration and enforcement of this Agreement. Accordingly, any rights, elections, consents or actions of the Company under this Agreement may be exercised or performed by the Manager on the Company’s behalf (including the irrevocable proxy and power of attorney granted to the Manager under Section 4.8), and any notice to be given to the Company under this Agreement should be given to the Manager (as provided in the Notice section below). The Client agrees that the Manager is an intended third-party beneficiary of this Agreement to the extent necessary to enable the Manager to enforce the Company’s rights and to perform the Company’s obligations hereunder (including the right to receive payments on the Company’s behalf and the right to act as proxy and attorney-in-fact under Section 4.8). If the Manager is replaced, the new Manager shall automatically be substituted as the “Manager” for purposes of this Agreement, including for purposes of the proxy and power of attorney granted under Section 4.8.

14.3 Entire Agreement. This Agreement (including any exhibits or schedules hereto, which are hereby incorporated by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements, whether written or oral, between the Parties concerning such subject matter. Each Party acknowledges that it has not relied on any representations, warranties, or covenants not expressly contained in this Agreement in deciding to enter into this Agreement.

14.4 Amendment and Waiver. This Agreement may not be modified or amended except by a written instrument executed by both Parties (and, with respect to the Company, signed by an authorized officer of the Manager). No waiver of any provision of this Agreement shall be effective unless set forth in a written waiver signed by the Party waiving the provision. No failure or delay by either Party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise of that or any other right or remedy.

14.5 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid, illegal, or unenforceable by a court or arbitrator of competent jurisdiction, such provision shall be enforced to the maximum extent permissible, and the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. The Parties shall negotiate in good faith to modify the Agreement to implement the intent of the invalid or unenforceable provision to the fullest extent possible in a valid and enforceable manner.

14.6 Notices. All notices, requests, consents, and other communications required or permitted under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given: (a) on the date of personal delivery, if personally delivered; (b) on the date of confirmed transmission, if emailed (with confirmation of successful transmission and a copy sent by another method for confirmation); (c) one business day after being sent by a nationally recognized overnight courier with tracking; or (d) three days after being sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices shall be sent to the Parties at the addresses (including email addresses) specified below, or such other address as a Party may designate by Notice to the other:

If to the Company:

Agentiq Sports 1 Series LLC c/o Agentiq Sports, Inc., Manager
445 Bryant St,
San Francisco, CA 94107
Email: zach@agentiqsports.com

With a copy to:

Bevilacqua PLLC

800 Connecticut Avenue, N.W., Suite 300

Washington, DC 20036

Attention: Lou Bevilacqua, Esq

lou@bevilacquapllc.com

If to the Client:

To the email address most recently provided in writing by the Client to the Company for notice purposes.

Either Party may change its notice address by providing Notice to the other Party in accordance with this Section. Notices given in electronic form (email) should be supplemented by a physical copy by mail or courier, but failure to send the physical copy will not invalidate the notice if the email is confirmed received.

14.7 Governing Law. This Agreement and any disputes arising under or related to it (including any arbitration proceedings) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law principles that would result in the application of the laws of another jurisdiction. Subject to the arbitration provisions above, and for the limited purposes of court actions described in Section 13 or enforcement of arbitration awards, each Party hereby consents to the exclusive jurisdiction of the state and federal courts located in Delaware. Each Party waives any objection based on forum non conveniens or any objection to venue of any such court.

14.8 Relationship of Parties. The Parties are independent contractors, and nothing in this Agreement shall be construed to create a partnership, joint venture, agency, franchise, or employment relationship between the Parties. The Client is not an employee or agent of the Company or Manager, and the Company is not an agent of the Client. Neither Party has the authority to bind the other to any third party, contractually or otherwise, except as explicitly set forth herein. The Client acknowledges that the Company’s role is limited to providing the Advisory Services and receiving the Brand Amount; the Company is not undertaking the management of the Client’s career or assuming the role of a professional agent or manager for the Client.

14.9 No Third-Party Beneficiaries. Except for the Manager and related indemnitees as expressly provided herein (who shall be third-party beneficiaries to the extent stated), this Agreement is for the sole benefit of the Company and the Client and their permitted successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

14.10 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, email (pdf), or by an electronic signing service (e.g., DocuSign) shall be effective and binding as original signatures. Each Party agrees that the electronic signatures of the Parties, whether digital or encrypted, are intended to authenticate this writing and to have the same force and effect as manual signatures.

14.11 Headings; Interpretation. The headings and section numbers in this Agreement are for convenience only and shall not affect its interpretation. References to “Sections” or “Exhibits” are to sections of or exhibits to this Agreement unless otherwise noted, and the exhibits to this Agreement (including Exhibit A (Client Acknowledgment)) are incorporated into and made part of this Agreement for all purposes. “Including” means “including without limitation.” Both Parties have participated in the negotiation and drafting of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Brand Advisory Agreement as of the last date set forth below.

COMPANY
Agentiq Sports 1 Series Carlos Virahonda,
a series of Agentiq Sports 1 Series LLC

By and through its Manager,
Agentiq Sports, Inc.

By:	/s/ Zachary Kurtz
Name:	Zachary Kurtz
Title:	Chief Executive Officer

August 22, 2026
(Date)

CLIENT

/s/ Carlos Virahonda
(Signature)

Carlos Virahonda
(Print Name)

August 22, 2026
(Date)

[Exhibits Follow]

EXHIBIT A

Client Acknowledgment

(See Attached)

CLIENT ACKNOWLEDGMENT

In connection with the Brand Advisory Agreement (the “Agreement”) between Carlos Virahonda (the “Client”) and Agentiq Sports 1 Series Carlos Virahonda, a designated series of Agentiq Sports 1 Series LLC (the “Company”), the Client acknowledges and confirms each of the statements below by placing the Client’s initials next to such statement. Capitalized terms used but not otherwise defined in this Exhibit A have the meanings given to them in the Agreement.

Instructions: Please place your initials in the space provided next to each statement to confirm your understanding.

1. The Company has agreed to pay you a total Initial Advisory Payment of $235,000, consisting of an initial installment of $50,000 within thirty (30) days after the Effective Date and a remaining $185,000 on or before January 8, 2027 (the “Final Payment Date”), subject to the terms of the Agreement.	/s/ CV
Initial

2. In exchange for the Initial Advisory Payment, you agree to pay the Company the Brand Amount, equal to five percent (5)% of your Brand Income (as defined in the Agreement) during the Term. The Brand Percentage does not adjust based on the timing or amount of any installment.	/s/ CV
Initial

3. For example, if the Company pays you the full Initial Advisory Payment of $235,000 USD and you earn $5,000,000 USD in Brand Income during the Term, you will pay the Company $250,000 USD in the aggregate (representing 5% of that Brand Income) as you earn that income.	/s/ CV
Initial

4. If the Company does not pay an installment when due, you may give written notice and the Company has thirty (30) days after receipt to cure. If the Company does not cure, the Agreement terminates automatically unless you waive termination in a signed writing. You may keep amounts previously paid, but may not compel or recover the unpaid installment, all as provided in Section 8.3(a).	/s/ CV
Initial

5. You will pay the Brand Amount to the Company through the Participation Account, the direct deposit of one hundred percent (100%) of your Brand Income, the automatic transfer of the Brand Amount as provided in Section 4.3(e), and the Account Control Agreement, and otherwise in accordance with the terms of the Agreement.	/s/ CV
Initial

6. If you do not pay the Company when required under the Agreement, the Company may seek to enforce the Agreement against you. You may be required to pay all amounts owed, including any unpaid Brand Amount or applicable Clawback Repayment Amount, interest, applicable late fees, and enforcement or collection costs recoverable under the Agreement. An ordinary Brand Amount payment default does not itself permit termination, although the Company may exercise applicable collection, security, and acceleration rights.	/s/ CV
Initial

7. You understand that, in the future, if you propose to transfer or assign any additional interest in any future earnings from the Principal Business that would constitute Brand Income, you must provide the Company with prior written notice of your intent to proceed with the opportunity, and the Company will have the right to evaluate that opportunity and will have a right of first refusal to acquire the additional interest in such earnings on substantially similar terms.	/s/ CV
Initial

8. You understand that a Voluntary Retirement with a Retirement Date during the Clawback Period makes the Clawback Repayment Amount automatically owing as liquidated damages, without any election by you. The Agreement becomes dormant on the Retirement Date and terminates only after that amount is fully paid or deemed satisfied, subject to provisions that expressly survive. A Retirement Date during the Clawback Period cannot qualify for Target Return termination merely because the Clawback Period later expires. After the Clawback Period, a Voluntary Retirement ordinarily makes the Agreement dormant.	/s/ CV
Initial

IN WITNESS WHEREOF, the Client has executed and delivered this Exhibit A (Client Acknowledgment) as of the date set forth below, and hereby confirms that the Client has read and understood each of the acknowledgments set forth above and has initialed each such acknowledgment in the space provided.

CLIENT:

/s/ Carlos Virahonda
(Signature)

Carlos Virahonda
(Print Name)

August 22, 2026
(Date)